Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statement of Immunovant, Inc.:

(1) Registration Statement (Form S-8 No. 333-236665) pertaining to the Immunovant, Inc. 2019 Equity Incentive Plan and the Immunovant Sciences Ltd. 2018 Equity Incentive Plan;

of our report dated June 29, 2020, with respect to the combined and consolidated financial statements of Immunovant, Inc. included in this Annual Report (Form 10-K) of Immunovant, Inc. for the year ended March 31, 2020.

/s/ Ernst & Young LLP

Iselin, New Jersey

June 29, 2020